Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Second Quarter 2020 Results

●	Sales of $144.1 million with manufacturing facilities fully operational

●	Gross margin of 42.3%; non-GAAP gross margin of 42.5%

●	Strong RF tester demand; PCB test record orders

●	Multiple design-wins for handler and inspection systems

POWAY, Calif., July 30, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2020 second quarter net sales of $144.1 million and GAAP loss of $4.7 million or $0.11 per share. Net sales for the first six months of 2020 were $283.0 million and GAAP loss was $22.1 million or $0.53 per share. (1)

Cohu also reported non-GAAP results, with second quarter 2020 income of $7.1 million or $0.17 per share and income of $7.3 million or $0.17 per share for the first six months of 2020. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2020	Q1 FY 2020	Q2 FY 2019	6 Months 2020	6 Months 2019

Net sales	$144.1	$138.9	$150.0	$283.0	$297.8
Loss	$(4.7)	$(17.3)	$(19.4)	$(22.1)	$(42.2)
Loss per share	$(0.11)	$(0.42)	$(0.47)	$(0.53)	$(1.03)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2020	Q1 FY 2020	Q2 FY 2019	6 Months 2020	6 Months 2019

Income (loss)	$7.1	$0.1	$0.8	$7.3	$(0.6)
Income (loss) per share	$0.17	$0.00	$0.02	$0.17	$(0.01)

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of second quarter 2020 were $163.6 million.

“Semiconductor customers drove strong demand for Cohu RF testers for next generation smartphones with 5G connectivity, along with consumer and industrial IoT applications. We captured multiple design-wins in the quarter, including a wafer-level chip-scale MEMS solution, new business for vision inspection, a strip handler for a leading analog IC manufacturer, and were selected for high-end memory test in engineering by a U.S.-headquartered customer. Second quarter orders for PCB test were at record highs driven by expansion in telecommunications, computing and network infrastructure,” said Cohu President and CEO Luis Müller. “While the automotive segment is slowly recovering, our third quarter guidance reflects expected strong RF and PCB tester shipments, and new customer traction for handlers and inspection equipment.”

Cohu expects third quarter 2020 sales to be between $134 million and $146 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2020 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on July 30, 2020. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 9739408. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, acquisition-related costs and associated professional fees, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment, purchase accounting inventory step-up included in cost of sales and amortization of cloud-based software implementation costs (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding market positions in mobility, medical, computing & network semiconductor & PCB test segments and leadership in automotive and industrial applications, expected recovery in automotive and industrial and status or speed of recovery, product segment market sizes and growth, new design-wins in handler and tester businesses, customers adopting our solution for 5G RF test, mobility growth, future strength and growth beyond the COVID-19 pandemic, cross-selling opportunities, any comments about fourth quarter 2020 or second half 2020 projections, long-term benefiting from manufacturing consolidation reducing cost structure, temporary cost savings and expense reductions, optimizing OpEx spending, business model for FY’20 and mid-term target, % of incremental revenue expected to fall to operating income, third quarter 2020 expected strong RF and PCB tester shipments and new customer traction for handlers and inspection equipment, the Company’s third quarter 2020 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, Adjusted EBITDA and effective tax rate, and cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: The ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business, financial condition and results of operations including: i) our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers, ii) our primary manufacturing facilities in Malaysia and the Philippines were partially operating in second quarter 2020 and could be abruptly impacted again due to COVID-19 and related restrictions, iii) we may face other government-mandated facility shutdowns, iv) import/export, shipping and logistics disruptions and cost increases, and other supply chain and distribution constraints or delays, v) continued rapid changes to business, political or regulatory conditions affecting the semiconductor equipment industry and the overall global economy, vi) availability of employees and lost employee productivity as large numbers of employees continue to “work from home”, vii) remote working IT and increased cybersecurity risks, viii) increased internal control risks over financial reporting as key finance staff works remotely, ix) delayed product development programs, x) customers’ canceling, pushing out orders or refusal to accept product deliveries, and delayed collection of receivables, xi) other actions of our customers, suppliers and competitors which may be sudden and inconsistent with our expectations, xii) additional credit rating agency downgrades which would increase the Company’s cost of raising capital, and xiii) potential additional impairment of goodwill or other intangible assets, and increased risk of inventory write-downs due to lower product demand; Other significant risks associated with the Xcerra acquisition, integration and synergies including the failure to achieve the expected benefits of the acquisition, and mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles; Continued availability of capital and financing and additional rating agency downgrade actions, and limited market access given our high debt levels; Our Credit Agreement contains various representations and negative covenants that limit our business flexibility; Changes to or replacement of LIBOR may adversely affect interest rates; Adverse investor reaction to the recently suspended cash dividend; Other risks associated with acquisitions; inventory, goodwill and other asset write-downs; Our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; Our reliance on third-party contract manufacturers and suppliers; Failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; Market demand and adoption of our new products; Customer orders may be canceled or delayed; Design-wins may or may not result in future orders or sales; The concentration of our revenues from a limited number of customers; Intense competition in the semiconductor equipment industry; Our reliance on patents and intellectual property; Compliance with U.S. export regulations; Impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; Geopolitical issues, trade wars and Huawei/HiSilicon export restrictions (including new restrictions effective in second quarter 2020); Retention of key staff; Other health epidemics or natural disasters; ERP system implementation issues particularly as Cohu recently launched a new ERP system in first quarter 2020 and plans a broader rollout in 2020; The seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers particularly in light of weakened demand in 2019 followed by the COVID-19 global pandemic in 2020; and Rapid technological change.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019

Net sales	$144,084	$150,011	$283,005	$297,820
Cost and expenses:
Cost of sales (excluding amortization)	83,127	87,605	165,964	180,999
Research and development	20,424	22,108	42,892	44,841
Selling, general and administrative (2)	30,949	36,428	64,301	74,714
Amortization of purchased intangible assets	9,527	9,987	19,065	20,006
Restructuring charges	585	8,545	988	9,906
Impairment charges (3)	-	-	3,949	-
	144,612	164,673	297,159	330,466
Loss from operations	(528)	(14,662)	(14,154)	(32,646)
Other (expense) income:
Interest expense	(3,456)	(5,282)	(7,883)	(10,789)
Interest income	21	191	168	413
Foreign transaction loss	(640)	(546)	(1,044)	(328)
Loss from continuing operations before taxes	(4,603)	(20,299)	(22,913)	(43,350)
Income tax provision (benefit)	137	(916)	(855)	(1,116)
Loss from continuing operations	(4,740)	(19,383)	(22,058)	(42,234)

Discontinued operations: (4)
Income from discontinued operations before taxes	-	38	46	227
Income tax provision	-	14	4	39
Income from discontinued operations	-	24	42	188
Net loss	(4,740)	(19,359)	$(22,016)	$(42,046)
Net loss attributable to noncontrolling interest	-	(36)	-	(80)
Net loss attributable to Cohu	$(4,740)	$(19,323)	$(22,016)	$(41,966)

Loss per share:
Basic:
Loss from continuing operations before noncontrolling interest	$(0.11)	$(0.47)	$(0.53)	$(1.03)
Income from discontinued operations	-	0.00	0.00	0.01
Net loss attributable to noncontrolling interest	-	(0.00)	-	(0.00)
Net loss attributable to Cohu	$(0.11)	$(0.47)	$(0.53)	$(1.02)

Diluted:
Loss from continuing operations before noncontrolling interest	$(0.11)	$(0.47)	$(0.53)	$(1.03)
Income from discontinued operations	-	0.00	-	0.01
Net loss attributable to noncontrolling interest	-	(0.00)	-	(0.00)
Net loss attributable to Cohu	$(0.11)	$(0.47)	$(0.53)	$(1.02)

Weighted average shares used in (5)
computing loss per share:
Basic	41,844	41,125	41,673	40,999
Diluted	41,844	41,125	41,673	40,999

(1)	The three- and six-month periods ended June 27, 2020 and June 29, 2019 were both comprised of 13 weeks and 26 weeks, respectively.
(2)	For the three- and six-month periods ended June 29, 2019 Xcerra transaction costs were $0.2 million and $0.4 million, respectively. No transaction costs have been incurred during 2020.
(3)

Included in our results for the six-month period ended June 27, 2020 is the impairment charge recorded in the first quarter to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of this business.

(5)

For the three- and six-month periods ended June 27, 2020 and June 29, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 27,	December 28,
	2020	2019
Assets:
Current assets:
Cash and investments	$163,648	$156,098
Accounts receivable	122,503	127,921
Inventories	141,811	130,706
Other current assets	28,288	21,468
Current assets of discontinued operations (1)	-	3,503
Total current assets	456,250	439,696
Property, plant & equipment, net	65,805	70,912
Goodwill	238,950	238,669
Intangible assets, net	252,208	275,019
Operating lease right of use assets	31,469	33,269
Other assets	21,901	20,030
Noncurrent assets of discontinued operations (1)	-	115
Total assets	$1,066,583	$1,077,710

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$4,665	$3,195
Current installments of long-term debt	3,254	3,322
Deferred profit	9,614	7,645
Other current liabilities	141,508	134,124
Current liabilities of discontinued operations (1)	-	599
Total current liabilities	159,041	148,885
Long-term debt	348,036	346,518
Non-current operating lease liabilities	27,432	28,877
Other noncurrent liabilities	65,316	70,334
Noncurrent liabilities of discontinued operations (1)	-	24
Cohu stockholders’ equity	466,758	483,072
Total liabilities & stockholders’ equity	$1,066,583	$1,077,710

(1)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the fixtures business has been presented as discontinued operations since that date. The sale of this business was completed in February 2020.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019
Loss from operations - GAAP basis (a)	$(528)	$(13,626)	$(14,662)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	211	212	208
Research and development (R&D)	828	833	776
Selling, general and administrative (SG&A)	2,364	2,566	2,678
	3,403	3,611	3,662
Amortization of purchased intangible assets (c)	9,527	9,538	9,987
Restructuring charges related to inventory adjustments in COS (d)	72	1,603	(1,259)
Restructuring charges (d)	585	403	8,545

Manufacturing and sales transition costs included in (e):
COS	-	-	560
SG&A	76	63	588
	76	63	1,148
Impairment charges (f)	-	3,949	-
Acquisition costs included in SG&A (g)	-	-	180
Gain on sale of facility included in SG&A (h)	(27)	-	-
PP&E step-up included in SG&A (i)	243	243	1,257
Income from operations - non-GAAP basis (j)	$13,351	$5,784	$8,858

Loss from continuing operations - GAAP basis	$(4,740)	$(17,318)	$(19,383)
Non-GAAP adjustments (as scheduled above)	13,879	19,410	23,520
Tax effect of non-GAAP adjustments (k)	(2,011)	(1,960)	(3,348)
Income from continuing operations - non-GAAP basis	$7,128	$132	$789

GAAP loss from continuing operations per share - diluted	$(0.11)	$(0.42)	$(0.47)

Non-GAAP income from continuing operations per share - diluted (l)	$0.17	$0.00	$0.02

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization and impairment charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(0.4)%, (9.8)% and (9.8)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisition of Xcerra.
(h)	To eliminate the gain on the sale of the Company’s facility in Penang Malaysia, sold as part of the previously announced Xcerra integration and restructuring program.
(i)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(j)	9.3%, 4.2% and 5.9% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The three months ended June 27, 2020, March 28, 2020 and June 29, 2019 were computed using 42,283, 42,428 and 41,534 shares outstanding, respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 27,	June 29,
	2020	2019
Loss from operations - GAAP basis (a)	$(14,154)	$(32,646)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	423	333
Research and development (R&D)	1,661	1,414
Selling, general and administrative (SG&A)	4,930	5,608
	7,014	7,355
Amortization of purchased intangible assets (c)	19,065	20,006
Restructuring charges related to inventory adjustments in COS (d)	1,675	(793)
Restructuring charges (d)	988	9,906
Manufacturing and sales transition costs included in (e):
COS	-	795
SG&A	139	1,114
	139	1,909
Impairment charges (f)	3,949	-
Acquisition costs included in SG&A (g)	-	404
Gain on sale of facility included in SG&A (h)	(27)	-
Inventory step-up included in COS (i)	-	6,038
PP&E step-up included in SG&A (j)	486	2,514
Income from operations - non-GAAP basis (k)	$19,135	$14,693

Income (loss) from continuing operations - GAAP basis	$(22,058)	$(42,234)
Non-GAAP adjustments (as scheduled above)	33,289	47,339
Tax effect of non-GAAP adjustments (l)	(3,971)	(5,706)
Income (loss) from continuing operations - non-GAAP basis	$7,260	$(601)

GAAP loss per share from continuing operations - diluted	$(0.53)	$(1.03)

Non-GAAP income (loss) per share - diluted (m)	$0.17	$(0.01)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(5.0)% and (11.0)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Xcerra.
(h)	To eliminate the gain on the sale of the Company’s facility in Penang Malaysia, sold as part of the previously announced Xcerra integration and restructuring program.
(i)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(j)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(k)	6.8% and 4.9% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The six months ended June 27, 2020 was computed using 42,355 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$60,957	$56,084	$62,406
Non-GAAP adjustments to cost of sales (as scheduled above)	283	1,815	(491)
Gross profit - Non-GAAP basis	$61,240	$57,899	$61,915

As a percentage of net sales:
GAAP gross profit	42.3%	40.4%	41.6%
Non-GAAP gross profit	42.5%	41.7%	41.3%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(4,740)	$(17,276)	$(19,323)
(Income) loss from discontinued operations	-	(42)	(24)
Income tax provision	137	(992)	(916)
Interest expense	3,456	4,427	5,282
Interest income	(21)	(147)	(191)
Amortization of purchased intangible assets	9,527	9,538	9,987
Depreciation	3,557	3,416	5,102
Amortization of cloud-based software implementation costs (2)	308	205	-
Other non-GAAP adjustments (as scheduled above)	4,109	9,629	11,866
Adjusted EBITDA	$16,333	$8,758	$11,783

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(3.3)%	(12.4)%	(12.9)%
Adjusted EBITDA	11.3%	6.3%	7.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$61,485	$69,710	$77,068
Non-GAAP adjustments to operating expenses (as scheduled above)	(13,596)	(17,595)	(24,011)
Operating Expenses - Non-GAAP basis	$47,889	$52,115	$53,057

(1)	Excludes amortization of $7,256, $7,266 and $7,625 for the three months ending June 27, 2020, March 28, 2020 and June 29, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	June 27,	June 29,
	2020	2019
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$117,041	$116,821
Non-GAAP adjustments to cost of sales (as scheduled above)	2,098	6,373
Gross profit - Non-GAAP basis	$119,139	$123,194

As a percentage of net sales:
GAAP gross profit	41.4%	39.2%
Non-GAAP gross profit	42.1%	41.4%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(22,016)	$(41,966)
(Income) loss from discontinued operations	(42)	(188)
Income tax provision	(855)	(1,116)
Interest expense	7,883	10,789
Interest income	(168)	(413)
Amortization of purchased intangibles	19,065	20,006
Depreciation	6,973	10,122
Amortization of cloud-based software implementation costs (2)	513	-
Other non-GAAP adjustments (as scheduled above)	13,738	24,272
Adjusted EBITDA	$25,091	$21,506

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(7.8)%	(14.1)%
Adjusted EBITDA	8.9%	7.2%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$131,195	$149,467
Non-GAAP adjustments to operating expenses (as scheduled above)	(31,191)	(40,966)
Operating Expenses - Non-GAAP basis	$100,004	$108,501

(1)	Excludes amortization of $14,522 and $15,266 for the six months ending June 27, 2020 and June 29, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.